Exhibit T3A-17

AMENDED 2nd May 2016

FORM C2

The Companies (Incorporation by Registration) Act, 1970

MEMORANDUM OF ASSOCIATION

OF

KEY INTERNATIONAL DRILLING COMPANY LIMITED

(hereinafter; referred to as “the Company”).

1.              The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.              We, the undersigned, namely,

		BERMUDIAN		NUMBER OF
		STATUS		SHARES
NAME	ADDRESS	(Yes/No)	NATIONALITY	SUBSCRIBED
Walter Maddocks	Pembroke, Bermuda	No	British	One

C.F. Alexander Cooper	Pembroke, Bermuda	Yes	British	One

Alan Leslie Brown	Warwick, Bermuda	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the provisional directors of the Company in pursuance of Section 5 of The Companies Act, 1948, in respect of the shares allotted to us respectively.

3.              The Company is to be an exempted/XXX* Company as defined by the Companies (Incorporation by Registration) Act, 1970.

4.              The Company has power to hold land situate in these Islands not exceeding in all, including the following parcels:—

5.              The minimum share capital of the Company shall be U.S. $12,000.00 divided into shares of a par value of not less than ten cents each, and having a proposed par value of $1.00 each.

*                 Delete as applicable.

Amendment inserted by Members’ resolution on 2nd May 2016

6.              The objects for which the Company is formed and incorporated are unrestricted.

7.              The following are provisions regarding the powers of the Company —

Subject to paragraph 6, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and —

(i)            pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)           pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)          pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:—

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(Subscribers)	(Witnesses)